                                                                   EXHIBIT 10.1

                         AMENDMENT NUMBER NYC-0-06-2807

[***] = Pursuant to 17 CFR 240.24b-2(b), confidential information has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

            This Amendment Number NYC-0-06-2807 ("Amendment Agreement") is made and entered into as of this 18th day of August 2006 (the "Amendment Effective Date") between American Express Travel Related Services Company, Inc., having its principal place of business at American Express Tower, World Financial Center, New York, New York 10285 ("AMEX") and Regulus West LLC, a Delaware limited liability company, having its principal place of business at 860 Latour Court, Napa, California 94558 ("Vendor").

                                    RECITALS

            WHEREAS, AMEX and Vendor wish to amend certain of their understandings as set forth in that certain Remittance Processing Services Agreement dated as of October 25, 1999, as amended (the "Agreement"), the term of which expires on September 30, 2006;

            WHEREAS, AMEX and Vendor entered into the Agreement (incorporated herein by reference) for remittance processing and related services as described in the Procedures Manual, attached as Exhibit A therein, and as otherwise identified in the Agreement (the "Services");

            WHEREAS, the parties are in the process of migrating a substantial volume of additional AMEX remittances to Vendor for processing via the Services (the "Migration Process");

            WHEREAS, the parties are presently negotiating a comprehensive amendment to the Agreement ("Comprehensive Amendment"), which shall include, among other things, the terms and conditions contained in this Amendment and an exhibit regarding Vendor's performance of certain modified services (the "Modified Services Exhibit") intended to be implemented during the fourth calendar quarter of 2006;

            WHEREAS, the parties desire to amend the Agreement pending the execution of the Comprehensive Amendment.

            NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements set forth below and other good and valuable consideration, the parties agree as follows:

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                                  AMENDED TERMS

            NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

            A. The Term of the Agreement, as set forth in Section 2.01 thereof, is hereby extended to October 31, 2009.

            B. AMEX hereby acknowledges that Vendor, in reliance on AMEX's agreement to direct additional processing volume to Vendor as set forth herein, will make certain modifications to AMEX's required special handling procedures, and negotiate the Comprehensive Amendment and the Modified Services Exhibit, will (a) revise the Fees for the Services, (b) expand its capacity through the hiring of employees and the acquisition of equipment, and (c) enter into a facilities lease renewal for the Rochelle Park Vendor Service Location ("Lease Renewal").

            C. Except as modified by the mutual agreement of the parties, the terms of Schedule A attached hereto shall be included in the Agreement, shall take effect upon execution of the Comprehensive Amendment, and shall replace the 2nd Amended and Restated Exhibit E to the Agreement.

            D. In the event that the Annualized Aggregate Volume (as such term is defined in Schedule A) does not equal or exceed [***] million items by October 31, 2006 AMEX shall reimburse Vendor for Vendor's investment in unused capacity acquired in reliance on AMEX's agreement to migrate additional volume to Vendor's Services, which investment shall total no more than $[***] as calculated in Schedule B attached hereto. To the extent that AMEX is required to reimburse Vendor pursuant to this Section D, Vendor shall provide AMEX with detailed documentary evidence of Vendor's actual investment. Any amount payable by AMEX pursuant to this Section D shall exclude (i) the then current fair market value of any equipment included in Vendor's investment amount which is retained by Vendor for its use in connection with Vendor's customers other than AMEX, and (ii) any proceeds received by Vendor from the sale or other disposition of such equipment.

            E. During the Migration Process, except for same day processing timeliness and daily transmission deadlines, the service levels set forth in Exhibit B to the Agreement shall not be binding upon Vendor, provided, however, that Vendor shall use its commercially reasonable efforts to meet the service levels set forth in Exhibit B to the Agreement.

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           F.  (i) AMEX agrees to maintain an Annualized Vendor Service Location
Volume (as such term is defined in Schedule A) equal to or greater than [***] million items per Contract Year at the Rochelle Park Vendor Service Location.

                (ii) Commencing as of September 1, 2006, in the event that the Annualized Vendor Service Location Volume at the Rochelle Park Vendor Service Location falls below [***] million items per Contract Year at any time prior to October 31, 2009, for any reason except (a) AMEX's termination of the Agreement, as amended, for cause, or (b) a reduction in volume in response to Regulus' failure to perform the Services in accordance with the terms of the Agreement including any applicable service levels, Vendor, in its sole discretion, shall have the option of closing the Rochelle Park Vendor Service Location upon prior written notice to AMEX.

                (iii) If Vendor closes the Rochelle Park Vendor Service Location solely for the reason set forth in the preceding section, AMEX shall reimburse Vendor solely for any direct lease termination fees actually paid pursuant to the Lease Renewal, but in no event greater than an amount equal to the balance of Vendor's obligation to pay Basic Rent and Additional Rent pursuant to the Lease Renewal, subject to a cap on Additional Rent liability of [***] percent ([***]%) of the actual Basic Rent obligation payable pursuant to this section F(iii). Vendor shall use its commercially reasonable efforts to mitigate and/or otherwise assist in vacating, subleasing, assigning and/or lessening Vendor's potential liability as Lessee under the Lease Renewal, including, without limitation, undertaking good faith negotiations with its landlord in an effort to limit Vendor's lease termination liability.

                (iv) Other than as set forth in Paragraph F(iii) above, AMEX shall not be liable in any manner whatsoever for Vendor's breach of, or other obligations under, the Lease Renewal or underlying lease, including, without limitation, Paragraph 3.12 of the Lease Renewal.

                G. Immediately after execution of this Amendment, AMEX and Vendor shall continue good faith negotiations of the Comprehensive Amendment; provided however, that in the event the Comprehensive Amendment is not entered into by December 31, 2006, then AMEX shall have the right to terminate the Agreement and this Amendment upon thirty (30) days written notice, provided, however that (i) such notice of termination shall be of no force or effect and AMEX shall have no right to terminate pursuant to this Section G if AMEX and Vendor enter into the Comprehensive Amendment prior to the expiration of the thirty (30) day notice period. Included among the terms of the Modified Services Exhibit shall be an agreement by AMEX and Vendor that the Rochelle Park Vendor Service Location shall implement the Modified Services only after the Modified Services have been implemented in the Los Angeles and Dallas Vendor Service Locations. AMEX and Vendor hereby agree that no Modified Services shall be provided by Vendor, and no revision of prices in connection with additional processing volume shall be applied, until the Comprehensive Amendment and the Modified Services Exhibit have been executed.

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         H.     (i) AMEX hereby acknowledges that Vendor intends to include remittance transactions processed pursuant to the Agreement in Vendor's offshore data entry program, whereby certain data entry functions included in the Services are to be performed by Vendor's subcontractor, eFunds Corporation, in India. AMEX agrees to cooperate with Vendor's implementation efforts with regard to offshore data entry and the parties shall agree in good faith upon the terms and conditions to be included in the Comprehensive Amendment regarding such subcontracting and offshore data entry;

                (ii) Vendor shall remain at all times primarily responsible for the acts and omissions of all subcontractors, including eFunds Corporation, and shall retain all liability and responsibility under the Agreement and this Amendment as if such subcontracted activities were performed by Vendor.

                (iii) Vendor must obtain AMEX's prior written express consent to the selection of any other subcontractor(s).

         (iv) Vendor and its subcontractors must comply with AMEX's Information Protection Contract Requirements as set forth in Schedule C attached hereto and incorporated herein by reference.

         I. (i) Upon execution of this Amendment, in exchange for [***] ($[***]) and other good and valuable consideration, AMEX shall sell to Vendor, free from all liabilities, liens, mortgages, debts, taxes, other encumbrances and any violations of record as of the date hereof, all of AMEX's right, title and interest in and to the following equipment, "as is", without any warranties of any sort: (a) OPEX Model 150, Serial 165 Mail Extractor & Sorter, and (b) OPEX IEM, Serial 191, Image and Export (collectively, the "Equipment"). AMEX shall contemporaneously execute the Bill of Sale attached hereto as Schedule D with respect to the Equipment.

                (ii) Upon termination or expiration of the Agreement for any reason, in exchange for one dollar ($1.00) and other good and valuable consideration, Vendor shall sell to AMEX, free from all liabilities, liens, mortgages, debts, taxes, other encumbrances and any violations of record as of the date hereof, all of Vendor's right, title and interest in and to the Equipment, "as is", without any warranties of any sort. Vendor shall contemporaneously execute a Bill of Sale in the form attached hereto as Schedule D with respect to the Equipment.

         J. AMEX hereby agrees to implement an electronic deposit settlement process in connection with the Services no later than June 30, 2007. As used herein, an "electronic deposit settlement process" means a method of clearing check payments through ARC standard entry class ACH debit originations and/or Check 21 electronic cash letters without the delivery of paper checks to a bank, Federal Reserve Bank or other financial institution for deposit. In the event that, through no fault of Vendor, an electronic deposit settlement process is not implemented in connection with the Services by June 30, 2007, Vendor reserves the right to revise the prices set forth in Schedule A, by increasing the price per remittance transaction processed by $[***] prospectively.

           K. The following Schedules are attached hereto and incorporated herein by this reference:

      Schedule A      -     Compensation
      Schedule B      -     Regulus Investment in Capacity for Additional
                            American Express Volume
      Schedule C      -     Information Protection Contract Requirements
      Schedule D      -     Bill of Sale

                                     GENERAL

         A. Except as otherwise modified herein, the capitalized terms used in this Amendment shall have the meaning specified in the Agreement.

         B. Except as amended herein and by the terms of all prior amendments not inconsistent with this Amendment, the remaining provisions of the Agreement shall continue in full force and effect.

         C. This Amendment may be signed in counterparts, all of which taken together shall constitute one single Amendment between the parties.

         D. The parties agree that this Amendment shall terminate and be of no further force and effect immediately upon the full execution of the Comprehensive Amendment. Notwithstanding the foregoing or anything to the contrary in the Agreement, the parties hereby agree that their respective rights and obligations set forth in the Amended Terms Sections D, E, F, G, H and I above, shall survive termination of this Amendment solely if not included in the Comprehensive Amendment, but in no event longer than the Term of the Agreement, as amended.

         E. (i) The terms and conditions of the Agreement and this Amendment, the negotiations preceding it, and the basis for any claims or demands giving rise to the Agreement and this Amendment are considered by the parties to be confidential, and may not hereafter be communicated by any party to any other person or entity for any purpose whatsoever, except to legal counsel for the parties and their respective accountants, and except as required to enforce the terms of the Agreement and this Amendment or to respond to legal process. Any such disclosure shall be accompanied by a statement that the terms of the Agreement and this Amendment are confidential. The parties agree that the provisions of this Section E(i) shall survive the termination or expiration of the Agreement and this Amendment for whatever reason.

         (ii) Each party hereby represents that (a) it has policies in place to safeguard copies of the Agreement and this Amendment, (b) it is restricting access to the Agreement and this Amendment to only those personnel who have a need to know the information contained therein and who are under a duty to keep it confidential, and (c) it is taking reasonable steps to maintain the confidentiality of all pricing and other financial terms of this Amendment Agreement and Schedules A, B and C.

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    IN WITNESS WHEREOF, AMEX and Vendor have caused this Amendment to be executed on their behalf by their duly authorized officers, as of the date first written above.

AMERICAN EXPRESS TRAVEL                          REGULUS WEST, LLC
RELATED SERVICES COMPANY, INC.


By: /s/ Richard L. Mangini                       By: /s/ Kathleen Hamburger

Name: Richard L. Mangini                         Name: Kathleen Hamburger
      (Type or print)                                  (Type or print)

Title: Director of Operations -
Global Procurement                               Title: President

                                   SCHEDULE A

                                  Compensation

                             [*** - 2 pages omitted]



[***] = Pursuant to 17 CFR 240.24b-2(b), confidential information has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

                                   SCHEDULE B

      Regulus Investment in Capacity for Additional American Express Volume


                             [*** - 1 page omitted]


[***] = Pursuant to 17 CFR 240.24b-2(b), confidential information has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

                                   SCHEDULE C

                  Information Protection Contract Requirements



                             [*** - 7 pages omitted]



[***] = Pursuant to 17 CFR 240.24b-2(b), confidential information has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

                                   SCHEDULE D

                                  Bill of Sale


[***] = Pursuant to 17 CFR 240.24b-2(b), confidential information has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

         KNOW ALL MEN BY THESE PRESENTS THAT________________________ , in exchange for $[***] paid and delivered by _________________________ ("Buyer"), and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, does hereby sell, assign, convey, transfer and deliver to Buyer, its successors and assigns, the following equipment free from all liabilities, liens, mortgages, debts, taxes, other encumbrances and any violations of record as of the date hereof, "as is", without any warranties of any sort:

              (i)      OPEX Model 150, Serial 165 Mail Extractor & Sorter

              (ii)     OPEX IEM, Serial 191, Image Export


Dated as of ____________________

AMERICAN EXPRESS TRAVEL
RELATED SERVICES COMPANY, INC.
[OR REGULUS WEST, LLC, AS
 APPLICABLE]


By: _______________________________

Name: _____________________________
         (Type or print)

Title: ____________________________

Date: _____________________________




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